Exhibit 10.1

Execution Copy

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into, effective as of May 22, 2006 (the “Effective Date”), between SEMCO Energy, Inc. (the “Company”) and the Holder listed below (“Holder”).

RECITALS

A.     Holder is the beneficial owner of 59,900 shares of the Company’s 5% Series B Convertible Cumulative Preferred Stock (liquidation preference of $200 per share) which bear CUSIP Number 78412D703 (the “Exchange Securities”).

B.     Holder, acting solely as principal, wishes to exchange the Exchange Securities, and only such Exchange Securities, for the combination of (a) $ 7,587,530.96 (the “Cash Amount”) and (b) 689,996 shares of the Company’s common stock, $1.00 par value per share (the “Exchange Shares”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”) (collectively, the “Exchange”) and the Company also wishes to effectuate the Exchange.

C.     In consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.     On the Closing Date, Company will issue and deliver (or cause to be issued and delivered) (i) the Exchange Shares to the Holder, or in the name of a custodian or nominee of the Holder, as specified in Section 2 or as otherwise requested by the Holder in writing and (ii) the Cash Amount as specified in Section 2 or as otherwise requested by the Holder in writing in exchange for the Holder’s transfer and delivery of the Exchange Securities and only the Exchange Securities.

2.     The closing of the Exchange shall occur on May 26, 2006, or as soon thereafter as the parties may mutually agree in writing (the “Closing Date”).

The Exchange Shares shall not bear any restrictive legend and shall be delivered to:

Recipient:	Credit Suisse
DTC Number:	355
Internal Account #:	2M8M80
Contact information:	Tak Mak (212) 325-3515

The Cash Amount received by the Holder shall be delivered pursuant to the following wire instructions:

Bank Name:	Citibank, N.A.
ABA/Routing No.:	021 000 089
Account Name:	Credit Suisse Securities (USA) LLC
Account No.:	092-53506

The Exchange Securities received by the Company shall be delivered by the Holder for the benefit of the Company through the facilities of The Depository Trust Company.

3.     Holder represents and warrants to the Company that (a) Holder conveys to the Company hereunder good title to the Exchange Securities, free and clear of all liens, claims and encumbrances, (b) Holder is not at present, and has not been during the preceding three months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 pursuant to the Act, and (c) Holder has not, during the five business days preceding and including the date hereof, bought, sold or traded in any way, the Exchange Securities or any shares of the Company's common stock, $1.00 par value per share, in Holders’ own account or the accounts of its affiliates, other than as required by the Holder’s standard delta hedging models.

4.     The Company hereby represents that (a) it is a corporation duly organized and validly existing under the laws of the State of Michigan; (b) it has all of the corporate power and corporate authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder; (c) it has taken all corporate action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder; (d) this agreement is an obligation enforceable in accordance with its terms; (e) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its charter, by-laws or material agreements; (f) the exchange and issuance of the Exchange Shares is exempt from the registration requirements of Section 5 of the Act, in reliance upon Section 3(a)(9) thereof; (g) the Exchange Shares (x) will be duly authorized and validly issued, fully-paid, and non-assessable, and upon issuance will be listed on the New York Stock Exchange, and (y) have been reserved by the Company in a sufficient aggregate number in order to issue and deliver all such Exchange Shares on the Closing Date; and (h) the Exchange Shares will be unrestricted and freely tradable when issued in accordance with all the terms of this Agreement; and (i) the Company has not, during the six (6) months prior to the Closing Date, nor concurrently herewith, undertaken any other public or private offering of its securities that could reasonably be expected to jeopardize the exemption from registration of the Exchange afforded by Section 3(a)(9), including by reason of integration.

5.     The parties hereby agree that the consideration paid by the Company for the exchange of the 23,475 Exchange Securities acquired by the Holder on November 21, 2005, is deemed to be paid from the Cash Amount.

6.     The Company confirms that it has paid no commission or other remuneration to any person in connection with the solicitation or effectuation of the Exchange. Holder confirms that the Company did not solicit the Exchange. Holder hereby acknowledges that the Exchange Shares are being issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof; the Company in turn acknowledges that Holder is entering into this transaction in reliance upon the Company’s representations with respect to the exemption from registration afforded by such provisions.

7.     The parties hereto agree that Company will provide to Holder at the closing of the Exchange a certificate executed by an authorized officer with actual knowledge of the representations, warranties and covenants contained herein, to the effect that (i) the representations and warranties made by the Company are true as of the Closing Date, and have remained true at all times from the Effective Date up through such time, and (ii) all covenants required under the Agreement have been performed by such party in all material respects. The representations and warranties of Company and Holder under this Agreement shall survive the closing of the Exchange.

8.     The parties hereto agree to indemnify and hold harmless each other to the extent of any and all expenses, costs, and damages incurred by each such party (including, but not limited to, reasonable actual legal fees and expenses) as a result of any material breach by the other party of any of the representations and warranties and covenants contained herein.

9.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereto consent and submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute arising in connection herewith or any transaction contemplated hereby or discussed herein.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

COMPANY: SEMCO Energy, Inc.

/s/Michael V. Palmeri

Name of Authorized Signatory: Michael V. Palmeri
Title of Authorized Signatory: Senior Vice President, Chief Financial Officer and Treasurer

HOLDER: Credit Suisse Securities (USA) LLC

/s/Steven Winnert

Name of Authorized Signatory: Steven Winnert
Title of Authorized Signatory: Managing Director

Troutman 1463410v6